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EXHIBIT 11.1 - EARNINGS PER SHARE COMPUTATION


Earnings per share calculations may be affected by the granting of stock options under the provisions of MPSI Systems Inc. Stock Option Plans. The granting of these options may have a dilutive effect on earnings per common and common equivalent share. Following is a summary computation of the weighted average number of shares outstanding and earnings per share using the treasury-stock method. All computations give effect to a reverse stock split effective November 16, 1993 as if the transaction had occurred retroactively. Primary and fully diluted earnings per share are the same for each period presented.



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                                                        Three Months Ended June 30,         Nine Months Ended June 30,
                                                        ---------------------------         --------------------------
                                                              1995             1994             1995              1994
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
Common stock outstanding throughout the period           2,728,000        2,705,000        2,728,000         2,705,000
Incremental shares:
    Presumed exercise of dilutive stock options             47,000           38,000           29,000            66,000
    Stock issued to 401(k) Plan                                  -            5,000                -             2,000
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Weighted average shares outstanding                      2,775,000        2,748,000        2,757,000         2,773,000
=======================================================================================================================




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                                                            (a)               (b)                Per Share (a / b)
                                                                           Weighted              -----------------
                                                        Results of         Average
                                                        Operations          Shares             1995              1994
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
Three Months Ended June 30:
    1995     Continuing operations                    $    593,000        2,775,000         $    .21
             Discontinued operations                             -        2,775,000                -
             Net income                               $    593,000        2,775,000         $    .21

    1994 -   Continuing operations                    $    855,000        2,748,000                           $    .34
             Discontinued operations                      (139,000)       2,748,000                               (.08)
             Net income                               $    716,000        2,748,000                           $    .26

Nine Months Ended June 30:
    1995     Continuing operations                    $  1,151,000        2,757,000         $    .42
             Discontinued operations                             -        2,757,000                -
             Net income                               $  1,151,000        2,757,000         $    .42

    1994 -   Continuing operations                    $  1,766,000        2,773,000                           $    .64
             Discontinued operations                      (337,000)       2,773,000                               (.12)
             Net income                               $  1,429,000        2,773,000                           $    .52
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




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